EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2019 RESULTS

VERO BEACH, Fla. (February 20, 2020) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2019.

Fourth Quarter 2019 Highlights

•	Net income of $18.6 million, or $0.29 per common share, which consists of:
•	Net interest income of $17.5 million, or $0.28 per common share
•	Total expenses of $2.7 million, or $0.04 per common share
•	Net realized and unrealized gains of $3.8 million, or $0.06 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps
•	Fourth quarter and full year total dividends declared and paid of $0.24 and $0.96 per common share, respectively
•	Since its initial public offering, the Company has declared cash dividends equaling $11.025 per common share
•	Book value per share of $6.27 at December 31, 2019
•
4.7% economic gain on common equity for the quarter, or 18.6% annualized, comprised of $0.24 dividend per common share and $0.05 increase in net book value per common share, divided by beginning book value per share

•	5.7% economic gain on common equity for the year ended December 31, 2019
•	Company to discuss results on Friday, February 21, 2020, at 10:00 AM ET
•	Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of Fourth Quarter 2019 Results of Operations

The Company reported net income of $18.6 million for the three month period ended December 31, 2019, compared with net loss of $26.4 million for the three month period ended December 31, 2018. The fourth quarter net income included net interest income of $17.5 million, net portfolio gains of $3.8 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest income realized on interest rate swaps), management fees and allocated overhead of $1.9 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.6 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (“GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of September 30, 2019, approximately 75% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At December 31, 2019, the allocation to the PT RMBS portfolio increased 5% to approximately 80%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - September 30, 2019	$3,716,691	$79,034	$25,193	$104,227	$3,820,918
Securities purchased	1,145,627	-	-	-	1,145,627
Securities sold	(1,148,528)	(15,511)	-	(15,511)	(1,164,039)
Losses on sales	(5,413)	(328)	-	(328)	(5,741)
Return of investment	n/a	(5,380)	(1,404)	(6,784)	(6,784)
Pay-downs	(197,850)	n/a	n/a	n/a	(197,850)
Premium lost due to pay-downs	(11,732)	n/a	n/a	n/a	(11,732)
Mark to market gains (losses)	7,437	3,171	(86)	3,085	10,522
Market value - December 31, 2019	$3,506,232	$60,986	$23,703	$84,689	$3,590,921

The tables below present the allocation of capital between the respective portfolios at December 31, 2019 and September 30, 2019, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2019.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 5.6% and 3.5%, respectively, for the fourth quarter of 2019.  The combined portfolio generated a return on invested capital of approximately 5.1%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2019
Market value	$3,506,232	$60,986	$23,703	$84,689	$3,590,921
Cash	278,655	-	-	-	278,655
Borrowings(1)	(3,448,106)	-	-	-	(3,448,106)
Total	$336,781	$60,986	$23,703	$84,689	$421,470
% of Total	79.9%	14.5%	5.6%	20.1%	100.0%
September 30, 2019
Market value	$3,716,691	$79,034	$25,193	$104,227	$3,820,918
Cash(2)	412,880	-	-	-	412,880
Borrowings(3)	(3,813,977)	-	-	-	(3,813,977)
Total	$315,594	$79,034	$25,193	$104,227	$419,821
% of Total	75.2%	18.8%	6.0%	24.8%	100.0%

(1)
At December 31, 2019, there were outstanding repurchase agreement balances of $45.8 million secured by IO securities and $19.3 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)	At September 30, 2019, cash was increased by unsettled sales of approximately $210.6 million, which have already been reflected in the market value of the portfolio.
(3)
At September 30, 2019, there were outstanding repurchase agreement balances of $56.9 million secured by IO securities and $11.1 million secured by IIO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended December 31, 2019
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest-
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (net of borrowing cost)	$16,578	$761	$168	$929	$17,507
Realized and unrealized (losses) / gains	(9,708)	2,843	(86)	2,757	(6,951)
Derivative gains	10,792	n/a	n/a	n/a	10,792
Total Return	$17,662	$3,604	$82	$3,686	$21,348
Beginning Capital Allocation	$315,594	$79,034	$25,193	$104,227	$419,821
Return on Invested Capital for the Quarter(1)	5.6%	4.6%	0.3%	3.5%	5.1%
Average Capital Allocation(2)	$326,187	$70,010	$24,448	$94,458	$420,645
Return on Average Invested Capital for the Quarter(3)	5.4%	5.1%	0.3%	3.9%	5.1%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended December 31, 2019, Orchid received $205.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 16.0%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2019	14.3	23.4	16.0
September 30, 2019	15.5	19.3	16.4
June 30, 2019	10.9	12.7	11.4
March 31, 2019	9.5	8.4	9.2
December 31, 2018	6.7	9.0	7.2
September 30, 2018	7.5	11.5	8.6
June 30, 2018	8.7	11.8	9.8
March 31, 2018	6.5	11.6	7.7

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of December 31, 2019 and December 31, 2018:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
December 31, 2019
Adjustable Rate RMBS	$1,014	0.0%	4.51%	176	1-Sep-35
Fixed Rate RMBS	3,206,013	89.3%	3.90%	342	1-Dec-49
Fixed Rate CMOs	299,205	8.3%	4.20%	331	15-Oct-44
Total Mortgage-backed Pass-through	3,506,232	97.6%	3.92%	341	1-Dec-49
Interest-Only Securities	60,986	1.7%	3.99%	280	25-Jul-48
Inverse Interest-Only Securities	23,703	0.7%	3.34%	285	15-Jul-47
Total Structured RMBS	84,689	2.4%	3.79%	281	25-Jul-48
Total Mortgage Assets	$3,590,921	100.0%	3.90%	331	1-Dec-49
December 31, 2018
Adjustable Rate RMBS	$1,437	0.0%	4.75%	190	1-Sep-35
Fixed Rate RMBS	2,130,974	70.7%	4.28%	275	1-Nov-48
Fixed Rate CMOs	741,926	20.7%	4.27%	348	15-Oct-44
Total Mortgage-backed Pass-through	2,874,337	91.4%	4.27%	294	1-Nov-48
Interest-Only Securities	116,415	3.9%	3.74%	254	25-Jul-48
Inverse Interest-Only Securities	23,751	0.9%	2.65%	297	15-Jul-47
Total Structured RMBS	140,166	4.8%	3.55%	264	25-Jul-48
Total Mortgage Assets	$3,014,503	96.2%	4.06%	286	1-Nov-48

($ in thousands)
	December 31, 2019		December 31, 2018
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,170,668	60.4%	$1,527,055	50.7%
Freddie Mac	1,420,253	39.6%	1,483,406	49.2%
Ginnie Mae	-	0.0%	4,042	0.1%
Total Portfolio	$3,590,921	100.0%	$3,014,503	100.0%

	December 31, 2019	December 31, 2018
Weighted Average Pass-through Purchase Price	$105.16	$104.57
Weighted Average Structured Purchase Price	$18.15	$15.14
Weighted Average Pass-through Current Price	$106.26	$103.64
Weighted Average Structured Current Price	$13.85	$14.04
Effective Duration(1)	2.780	2.078
(1)
Effective duration of 2.780 indicates that an interest rate increase of 1.0% would be expected to cause a 2.780% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2019.  An effective duration of 2.078 indicates that an interest rate increase of 1.0% would be expected to cause a 2.078% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2018. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2019, the Company had outstanding repurchase obligations of approximately $3,448.1 million with a net weighted average borrowing rate of 2.03%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,596.7 million and cash pledged to counterparties of approximately $65.9 million. The Company’s leverage ratio at December 31, 2019 was 8.8 to 1. At December 31, 2019, the Company’s liquidity was approximately $200.3 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at December 31, 2019.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Wells Fargo Bank, N.A.	$423,567	12.3%	1.94%	$22,553	32
Mirae Asset Securities (USA) Inc.	337,738	9.8%	1.96%	19,644	41
J.P. Morgan Securities LLC	337,494	9.8%	2.08%	22,108	13
Cantor Fitzgerald & Co.	293,399	8.5%	1.97%	16,454	13
ASL Capital Markets Inc.	218,575	6.3%	2.01%	12,034	22
Citigroup Global Markets, Inc.	214,862	6.2%	2.10%	16,017	13
ED&F Man Capital Markets Inc.	201,620	5.8%	2.06%	11,348	33
RBC Capital Markets, LLC	199,175	5.8%	2.11%	15,900	14
ING Financial Markets LLC	168,149	4.9%	2.04%	9,169	17
ABN AMRO Bank N.V.	153,175	4.4%	2.02%	4,328	9
South Street Securities, LLC	149,064	4.3%	2.49%	6,918	89
Mitsubishi UFJ Securities (USA), Inc.	146,884	4.3%	2.09%	7,979	18
Daiwa Capital Markets America, Inc.	112,436	3.3%	1.92%	5,759	38
ICBC Financial Services, LLC	97,472	2.8%	2.15%	5,657	28
Guggenheim Securities, LLC	91,472	2.7%	1.98%	5,034	21
FHLB-Cincinnati	88,986	2.6%	1.68%	3,238	2
Lucid Cash Fund USG LLC	66,784	1.9%	2.12%	5,127	16
BMO Capital Markets Corp.	59,528	1.7%	1.96%	4,780	13
Nomura Securities International, Inc.	47,372	1.4%	1.97%	2,767	13
J.V.B. Financial Group, LLC	29,057	0.8%	2.16%	1,587	11
Merrill Lynch, Pierce, Fenner & Smith Inc.	9,323	0.3%	2.24%	4,394	3
Mizuho Securities USA, Inc.	1,974	0.1%	2.20%	570	17
Total / Weighted Average	$3,448,106	100.0%	2.03%	$203,365	25

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At December 31, 2019, such instruments were comprised of U.S. Treasury note (“T-Note”) and Eurodollar futures contracts, interest rate swap agreements and “to-be-announced” (“TBA”) securities transactions.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at December 31, 2019.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2020	$500,000	2.97%	1.67%	$(6,505)
Total / Weighted Average	$500,000	2.97%	1.67%	$(6,505)

Treasury Note Futures Contracts (Short Positions)(2)
March 2020 5-year T-Note futures
(Mar 2020 - Mar 2025 Hedge Period)	$69,000	1.96%	2.06%	$302

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.
(2)	T-Note futures contracts were valued at a price of $118.61 at December 31, 2019. The contract value of the short position was $81.8 million.

The table below presents information related to the Company’s interest rate swap positions at December 31, 2019.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 1 to ≤ 3 years	$360,000	2.05%	1.90%	$(3,680)	2.3
> 3 to ≤ 5 years	910,000	2.03%	1.93%	(16,466)	4.4
	$1,270,000	2.03%	1.92%	$(20,146)	3.8

The following table summarizes our contracts to purchase and sell TBA securities as of December 31, 2019.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
December 31, 2019
30-Year TBA securities:
4.5%	$(300,000)	$(315,426)	$(315,938)	$(512)
	$(300,000)	$(315,426)	$(315,938)	$(512)

(1)	Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.
(2)	Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.
(3)	Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.
(4)
Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities) at fair value in our balance sheets.

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019	0.960	54,421
2020 - YTD(1)	0.160	10,307
Totals	$11.025	$298,700

(1)
On January 16, 2020, the Company declared a dividend of $0.08 per share to be paid on February 26, 2020.  On February 11, 2020, the Company declared a dividend of $0.08 per share to be paid on March 27, 2020. The dollar amount of the dividend declared in February 2020 is estimated based on the number of shares outstanding at February 20, 2020. The effect of these dividends are included in the table above, but are not reflected in the Company’s financial statements as of December 31, 2019.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through September 30, 2019.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Stub 2013 (Annualized)(4)	(2.8)%	(14.3)%	11.5%
2014 Total Return	13.6%	14.3%	(0.7)%
2015 Total Return	3.8%	(1.7)%	5.5%
2016 Total Return	1.2%	0.4%	0.8%
2017 Total Return	2.9%	13.1%	(10.2)%
2018 Total Return	(9.2)%	(6.1)%	(3.1)%
Six Month Total Return	(1.8)%	(0.2)%	(1.6)%
One Year Total Return	(5.0)%	(1.4)%	(3.6)%
Two Year Total Return	(7.9)%	(3.2)%	(4.7)%
Three Year Total Return	(9.8)%	0.9%	(10.7)%
Four Year Total Return	0.9%	6.7%	(5.8)%
Five Year Total Return	4.2%	7.1%	(2.9)%
First Quarter 2019	3.2%	4.6%	(1.4)%
Second Quarter 2019	0.7%	(2.6)%	3.3%
Third Quarter 2019	(2.6)%	1.1%	(3.7)%
Inception to 9/30/2019(4)	11.5%	3.8%	7.7%

Source: SEC filings and press releases of Orchid and Peer Group
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO and ARR have been included since ORC inception. HTS is included from ORC inception to Q1 2016. MTGE is included from Q1 2017 to Q2 2018. CYS is included from ORC inception to Q2 2018. WMC is included from ORC inception to Q4 2018. DX was added in Q1 2017. AI and CHMI were added in Q1 2019.

(3)	Represents the total rate of return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

Book Value Per Share

The Company's book value per share at December 31, 2019 was $6.27.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2019, the Company's stockholders' equity was $395.5 million with 63,061,781 shares of common stock outstanding.

Stock Offerings

On August 2, 2017, we entered into an equity distribution agreement (the “August 2017 Equity Distribution Agreement”) with two sales agents pursuant to which we could offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of our common stock in transactions that were deemed to be “at the market” offerings and privately negotiated transactions.  Through December 31, 2019, we issued a total of 15,123,178 shares under the August 2017 Equity Distribution Agreement for aggregate gross proceeds of $125.0 million, and net proceeds of approximately $123.1 million, net of commissions and fees, prior to its termination.

On July 30, 2019, we entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein, relating to the offer and sale of 7,000,000 shares of the Company’s common stock at a price to the public of $6.55 per share. The underwriters purchased the shares pursuant to the Underwriting Agreement at a price of $6.3535 per share. The closing of the offering of 7,000,000 shares of common stock occurred on August 2, 2019, with net proceeds to us of approximately $44.2 million after deduction of underwriting discounts and commissions and other estimated offering expenses payable by us.

On January 23, 2020, we entered into an equity distribution agreement (the “January 2020 Equity Distribution Agreement”) with three sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $200,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  Through February 20, 2020 we issued a total of 2,004,432 shares under the January 2020 Equity Distribution Agreement for aggregate gross proceeds of $12.4 million, and net proceeds of approximately $12.2 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. Coupled with the 783,757 shares remaining from the original 2,0000,000 share authorization, the increased authorization brought the total authorization to 5,306,579 shares, representing 10% of the then outstanding share count. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through December 31, 2019, the Company repurchased a total of 5,665,620 shares at an aggregate cost of approximately $40.3 million, including commissions and fees, for a weighted average price of $7.11 per share. However, we did not repurchase any shares of our common stock during the three months ended December 31, 2019. As of December 31, 2019, the remaining authorization under the repurchase program is for up to 857,202 shares of the Company’s common stock.

Management Commentary

Commenting on the fourth quarter of 2019, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The fourth quarter of 2019 was a period of recovery across financial markets and for global growth prospects. While August and early September witnessed the depths of a sudden and severe market sell-off and heightened risk aversion, the turn-around was also sudden and dramatic.  By the end of the fourth quarter of 2019, equity markets in the U.S. and around the globe were closing at record highs.  The S&P 500 increased 9.06% and 31.5% for the quarter and year ended December 31, 2019, respectively.  There were a few key events that led to the recovery.  First and foremost was the Phase One trade deal reached by the Trump administration and China.  The tentative agreement was reached in October 2019 and signed in mid-January of 2020.  This agreement was critical in that it ended the escalation in trade tensions between the two countries which were at the heart of the market turmoil seen during the third quarter of 2019.  Other developments helped as well.  The prospect of a “hard” Brexit was reduced materially when Prime Minister Boris Johnson won an election on December 12, 2019. By winning the election, and soundly so, the path was cleared for the United Kingdom to leave the European Union on January 31, 2020.  Economic data, especially various measures of manufacturing activity across the globe, appeared to be bottoming out, generating hope that the worst of the global slowdown was behind us. Finally, risk sentiment was aided further by an additional 25 bps cut in the Federal Reserve funds rate at the October Federal Open Market Committee (“FOMC”) meeting.

“The positive developments in global markets were also seen in the Agency RMBS markets.  When interest rates approached record low levels in early September 2019, prepayment fears increased substantially and Agency RMBS traded at progressively wider spreads to comparable duration U.S. Treasuries and interest rate swaps.  On October 22, 2019, the current coupon, 30-year, fixed rate Fannie Mae RMBS index reached a spread of 1.0247% above the 10-year U.S. Treasury, the widest such level since early 2012. By the end of 2019 this spread was less than 0.8%.  The spread tightening was evident in returns for the Agency RMBS market for the quarter.  For the fourth quarter of 2019, the Agency RMBS market generated a return of 0.7% and positive 0.8% above comparable duration interest rate swaps.  For the year, the Agency RMBS sector generated a return of 6.5% and an excess return of 0.2%.  Within the Agency RMBS universe, 30-year fixed rate securities performed best with an excess return of 1.00%, followed by 15-year fixed rate securities at 0.8% and Ginnie Mae securities at 0.5% of excess returns.  Within the 30-year stack, lower coupons performed best (1.3% for 30-year, 3% fixed rate) versus higher coupons (0.5% for the 30-year, 4.5% and 5.0% fixed rate).

“Returns for various types of non-Agency RMBS were comparable to or slightly better than their Agency RMBS peers.  Prime non-agency fixed rate securities generated excess returns of 0.8% while Agency credit risk transfer securities generated excess returns of 0.2% to 1.3% depending on tranche and credit rating.  All mortgage products materially underperformed corporate bonds as the high-yield index generated excess returns of 2.8% for the quarter and investment grade products generated excess returns of 2.9%.

“During the fourth quarter of 2019, we repositioned the portfolio in light of the new rate environment and elevated levels of refinancing activity, continuing a process that began during the third quarter of 2019.  In an effort to reduce the exposure of the portfolio to more callable loans, we lowered the weighted average net coupon and upgraded the call protection of the securities we owned.  The weighted average net coupon of the pass-through portfolio declined from 4.22% as of September 30, 2019, to 3.92% at December 31, 2019.  With respect to the 30-year allocation, the concentration of higher quality, call protected securities (loan balances of $125,000 or less and pools with geographic concentrations such as New York) increased from 36% as of September 30, 2019 to 57% at December 31, 2019. For the pass-through portfolio as a whole, the increase was from 38% to 53% of what we believe to be high quality, call protected securities as of September 30, 2019 and December 31, 2019, respectively.  The allocation to 30-year securities increased from approximately 68.5% as of September 30, 2019 to approximately 86.3% at December 31, 2019.  Finally, we lowered our structured securities allocation, both interest only and sequential pay, fixed rate principal balance bonds. The immediate benefit to the portfolio was three month prepayment rates of 14.28% of our pass-through portfolio versus a three month prepayment rate of 19.74% for the agency fixed rate universe.

“In keeping with the volatile nature of 2019, and the last several years for that matter, the markets again encountered a significant risk-off movement not long after the new year started when a coronavirus outbreak occurred in China.  While equity markets in the U.S. were not materially impacted, interest rates decreased back to the levels seen in September 2019, and prepayment fears exceeded even the levels of last fall.  The mortgage bankers association refinance index also increased to levels above those seen last fall and in February 2020 reached the highest level since early 2013. Agency RMBS spreads to comparable duration U.S. Treasuries and interest rate swaps have recently widened, although not to the extent seen during the fourth quarter of 2019. The extent and duration of the potential coronavirus pandemic remain unknown, and therefore the effect on global growth remains unknown as well.  Performance of Agency RMBS for the balance of the first quarter of 2020 and possibly thereafter will likely hinge on developments with the coronavirus in China and elsewhere and the extent it impacts growth prospects, and therefore interest rate levels. We have continued to take steps to lower the exposure of our portfolio to higher prepayments, but with a slightly different focus given the exposure of our portfolio to a potential rate sell-off and duration extension should the coronavirus crisis abate. So far in 2020, we have adjusted the coupon selection to even lower coupon securities and changed product selection to fewer 30-year securities and more 15-year securities.  This has allowed us to reduce the concentration of high quality (and high purchase premium) securities where the value would erode if interest rates were to increase and prepayment expectations drop, somewhat reversing the steps taken during the third and fourth quarters of 2019.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, February 21, 2020, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 5895035.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until March 23, 2020.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency , such as mortgage pass-through certificates and CMOs issued by the GSEs and (ii) structured Agency RMBS, such as IOs, IIOs and principal only securities, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning and repositioning, hedging levels, inflation, growth, unemployment, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Federal Reserve and the FOMC, market expectations, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2019, and December 31, 2018, and the unaudited quarterly results of operations for the twelve and three months ended December 31, 2019 and 2018.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	December 31, 2019	December 31, 2018
ASSETS:
Total mortgage-backed securities	$3,590,921	$3,014,503
Cash, cash equivalents and restricted cash	278,655	126,263
Accrued interest receivable	12,404	13,241
Derivative assets, at fair value	-	16,885
Receivable for securities sold	-	221,746
Other assets	100	2,993
Total Assets	$3,882,080	$3,395,631

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,448,106	$3,025,052
Dividends payable	5,045	3,931
Derivative liabilities, at fair value	20,658	5,947
Accrued interest payable	11,101	6,445
Due to affiliates	622	654
Other liabilities	1,041	17,523
Total Liabilities	3,486,573	3,059,552
Total Stockholders' Equity	395,507	336,079
Total Liabilities and Stockholders' Equity	$3,882,080	$3,395,631
Common shares outstanding	63,061,781	49,132,423
Book value per share	$6.27	$6.84

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Interest income	$142,324	$154,581	$37,529	$37,002
Interest expense	(83,666)	(70,360)	(20,022)	(19,739)
Net interest income	58,658	84,221	17,507	17,263
(Losses) gains	(24,008)	(116,646)	3,841	(40,707)
Net portfolio income (loss)	34,650	(32,425)	21,348	(23,444)
Expenses	10,385	11,962	2,736	2,953
Net income (loss)	$24,265	$(44,387)	$18,612	$(26,397)
Basic and diluted net income (loss) per share	$0.43	$(0.85)	$0.29	$(0.52)
Weighted Average Shares Outstanding	56,328,027	52,198,175	63,124,260	51,188,425
Dividends Declared Per Common Share:	$0.96	$1.07	$0.24	$0.24

	Three Months Ended December 31,
Key Balance Sheet Metrics	2019	2018
Average RMBS(1)	$3,705,920	$3,264,230
Average repurchase agreements(1)	3,631,042	3,173,428
Average stockholders' equity(1)	393,748	364,692
Leverage ratio(2)	8.8:1	9.1:1

Key Performance Metrics
Average yield on RMBS(3)	4.05%	4.53%
Average cost of funds(3)	2.21%	2.49%
Average economic cost of funds(4)	1.78%	2.39%
Average interest rate spread(5)	1.84%	2.04%
Average economic interest rate spread(6)	2.27%	2.14%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.